UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LI-CYCLE HOLDINGS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To be held at 8:30 a.m., Eastern Daylight Time, on Thursday, May 23, 2024

This supplement (this “Supplement”) supplements the definitive proxy statement of Li-Cycle Holdings Corp. (“Li-Cycle” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2024 (the “Proxy Statement”), relating to the Company’s 2024 annual general and special meeting of shareholders to be held on Thursday, May 23, 2024 at 8:30 a.m. (Eastern Daylight Time) via live audio webcast (the “Meeting”).

Except as supplemented by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

BOARD CHANGES

On May 8, 2024, Mr. Tim Johnston notified the Chair of the Nominating and Governance Committee of the Board of Directors of the Company (the “Board”) and the other members of the Board of his intention to resign as a director of the Company, following the conclusion of his employment with the Company on May 31, 2024, subject to his valid re-election as a director of the Company at the Company’s 2024 annual and special meeting of shareholders on May 23, 2024. Mr. Johnston’s decision to step down from the Board is due to his desire to pursue other business endeavors. Following Mr. Johnston’s departure from the Board, there will be a vacancy on the Board. As disclosed in the Proxy Statement, a vacancy on the Board may be filled by an additional Glencore nominee, pursuant to the terms of the Side Letter (as defined in the Proxy Statement).

VOTING MATTERS; REVOCABILITY OF PROXIES

This Supplement does not change the proposals to be acted upon at the Meeting or the recommendations of the Board and management of the Company with respect to such proposals, in each case, as described in the Proxy Statement, and there are no changes to the proxy card previously made available to shareholders.

If you have already voted by proxy over the telephone or through the Internet, or voted by proxy using the proxy card made available to you, then you do not need to take any action unless you wish to change your vote. If you have already voted and wish to change your vote based on any of the information contained in this Supplement or otherwise, you may change your vote or revoke your proxy at any time before it is voted at the Meeting. Important information regarding how to vote your common shares and how to revoke or change a proxy already given is available in the Proxy Statement under the caption “Questions and Answers About the Proxy Materials and Annual General and Special Meeting—How do I change or revoke my vote?”

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Important Notice Regarding the Availability of Proxy Materials for the

Annual General and Special Meeting of Shareholders to be held on May 23, 2024, at 8:30 a.m. (Eastern Daylight Time)

The Notice of Meeting, the Proxy Statement and our annual report are available free of charge at www.virtualshareholdermeeting.com/LICY2024. Your vote is important. Whether or not you plan to attend the Meeting, we urge you to submit your vote in advance via the internet, telephone or mail.